Exhibit 5.1

[DUMOULIN BLACK LETTERHEAD]

June 13, 2023

Austin Gold Corp.

9th Floor, 1021 West Hastings Street

Vancouver, B.C. V6E 0C3

Dear Sirs/Mesdames

Re: Registration Statement on Form F-3 (the “Registration Statement”)

We have acted as British Columbia counsel to Austin Gold Corp., a British Columbia corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company, under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time in the future of common shares, without par value (“Common Shares”), warrants to purchase Common Shares (“Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (“Subscription Receipts”), or any combination of Common Shares, Warrants or Subscription Receipts (“Units”) (collectively, the Common Shares, Warrants, Subscription Receipts and Units are referred to as the “Securities”).  The aggregate offering prices of the Securities that may be offered and sold by the Company pursuant to the Registration Statement to which this opinion is an exhibit will not exceed U.S.$100 million. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.  In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties.  We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

For purposes of this opinion letter, we have also assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness will not have been terminated or rescinded, (b) a Prospectus Supplement will have been prepared and filed with the U.S. Securities and Exchange Commission describing the Securities offered thereby, (c) all Securities will be offered, issued and sold in compliance with applicable United States federal and state securities laws and Canadian provincial securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, (d) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (e) any securities issuable upon exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such exercise, (g) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of its jurisdiction of incorporation, and has the necessary corporate power for such issuance, (h) at the time of issuance of the Securities, the Notice of Articles and then operative articles of the Company (the “Articles” and collectively with the Notice of Articles, the “Charter Documents”) are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof, (i) any Warrant Indenture (defined below), Subscription Receipt Agreement (defined below) or Unit Agreement (defined below) has been duly authorized, executed and delivered by the parties thereto (other than the Company) and constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, (j) the Warrant Indenture, Subscription Receipt Agreement and Unit Agreement are governed by British Columbia law, and (k) that the issuance, terms, execution and delivery of the Securities (i) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (ii) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

Insofar as the opinions expressed herein relate to the legality, validity, binding nature or enforceability of an agreement or certificate (as applicable, and referred to together as an "agreement" below), such opinions are subject to:

(i)	the laws of any jurisdiction, other than the British Columbia (the “Province”) and the laws of Canada applicable therein, which may be considered or given effect to under the laws of the Province in any such determination;

(ii)	general principles of law and equity including the fact that equitable remedies, such as specific performance and injunctions, may only be awarded in the discretion of the court from which they are being sought and, without limiting the generality of the foregoing:

(A)	the qualification that a court may consider the conduct, or course of conduct, of a party and require that party to act reasonably and in good faith; and

(B)	the availability of any particular remedy and the ability to recover certain costs, damages and expenses, whether by reason of indemnity, contribution or otherwise, are subject to the discretion of the court from which remedy is being sought;

(iii)	the qualification that rights of indemnity and contribution may be contrary to public policy;

(iv)	the qualification that the costs of and incidental to proceedings authorized to be taken in court or before a judge are under the discretion of the court or judge before which such proceedings are brought and a court or judge has full power to determine by whom and to what extent the costs of such proceedings shall be paid;

(v)	the qualification that enforceability of any provision in any agreement purporting to exculpate any party from liability or duty otherwise owed by it may be limited under applicable law;

(vi)	the equitable and statutory power of the courts in the Province having jurisdiction to stay proceedings before them and the execution of judgments;

(vii)	the right of a party to exercise any unilateral or unfettered discretion will not prevent a court in the Province from requiring such discretion to be exercised reasonably;

(viii)	the qualification that claims may become barred under the Limitation Act (British Columbia) or may become subject to defenses of set-off and counterclaim;

(ix)	the qualification that the breach by a party of any particular obligation owed to another party may not be enforceable by that other party if no damages are suffered by it as a result of such breach;

(x)	the condition precedent to the obligations of the parties contained in any agreement being satisfied or, if capable of being waived, being waived by the party or parties entitled to insist on fulfillment of the condition, and to the rights of termination set out in any agreement not having been duly exercised by the parties entitled to exercise such rights;

(xi)	applicable bankruptcy, insolvency, reorganization, moratorium, winding-up, arrangement and other laws affecting the rights, powers, privileges, remedies and/or interests of creditors;

(xii)	the qualification that, to the extent any amount is payable in a currency other than lawful money of Canada, the provisions of the Currency Act (Canada) which provides that a court in Canada may grant monetary judgments only in lawful money of Canada;

(xiii)	any provisions of an agreement purporting to entitle a party to a specific rate of interest after judgment or to reimbursement or indemnification for court costs are subject to the discretion of a court;

(xiv)	the qualification that no opinion is given as to the effect of those provisions of any agreement which purport to allow the severance of invalid, illegal or unenforceable provisions or which purport to restrict the effect of such provisions;

(xv)	the qualification that no opinion is given in respect of any provisions in any agreement which suggest that modifications, amendments or waivers of or with respect to those documents that are not in writing will not be effective;

(xvi)	the qualification that no opinion is given in respect of any provisions in an agreement that purports to obligate a party to agree upon any matter; and

(xvii)	the qualification that no opinion is given in respect of any provisions in any agreement which provide the parties with rights to submit matters to arbitration and in respect of any other provisions relating to arbitration proceedings, since under the Arbitration Act (British Columbia) (the "Arbitration Act") a court of competent jurisdiction in British Columbia may, in its determination on certain grounds, refuse to stay legal proceedings brought by a party in court against another party in respect of a matter agreed to be submitted to arbitration. In addition, the Arbitration Act provides that a court may hear an appeal of an arbitration award on any question of law, or set aside an arbitration award or remit it to the arbitrator for reconsideration, in each case on certain prescribed grounds;

Whenever our opinion refers to shares of the Company, whether issued or to be issued, as being “fully paid and non-assessable”, such opinion indicates that the holder of such shares will not be liable to contribute any further amounts to the Company by virtue of its status as a holder of such shares, either in order to complete payment for the shares or to generally satisfy claims of creditors of the Company. No opinion is expressed as to actual receipt by the Company of the consideration for the issuance of such shares or as to the adequacy of any consideration received.

We are not qualified to practice law in the United States of America. We are solicitors qualified to practice law in the Province of British Columbia only and we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province of British Columbia and the laws of Canada applicable therein. Our opinion herein is based on the laws of the Province of British Columbia and the laws of Canada applicable therein (and the interpretation thereof) as such laws are in effect and are construed as of the date hereof (the “Effective Date”). Our opinion herein does not take into account any proposed rules or legislative changes that may come into force following the Effective Date and we disclaim any obligation or undertaking to update our opinion or advise any person of any change in law or fact that may come to our attention after the Effective Date.

Based and relying upon and subject to the foregoing, we are of the opinion that:

1.	With respect to Common Shares offered under the Registration Statement, when (a) the Company has taken all necessary action to authorize and approve the issuance thereof, the terms of the offering thereof and related matters, and (b) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the Charter Documents, either (i) against payment therefor in an amount not less than such consideration determined by the Company’s Board of Directors and permitted under the laws of the Province of British Columbia then in effect and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement, if any, approved by the Company or (ii) upon exercise or conversion of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in an amount not less than such consideration determined by the Company’s Board of Directors and permitted under the laws of the Province of British Columbia then in effect), the Common Shares will be duly authorized and validly issued as fully paid and non-assessable common shares in the capital of the Company.

2.	With respect to Warrants offered under the Registration Statement, assuming (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (b) a warrant indenture in respect thereof (a “Warrant Indenture”) has been duly authorized, executed and delivered by the Company in accordance with applicable law, and (c) the Warrants have been duly executed and delivered against payment therefor in accordance with the provisions of the Warrant Indenture and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.	With respect to Subscription Receipts offered under the Registration Statement, assuming (a) the Company has taken all necessary action to authorize and approve the creation of and the issuance and terms of the Subscription Receipts, the terms of the offering thereof and related matters, (b) a subscription receipt agreement in respect thereof (a “Subscription Receipt Agreement”) has been duly authorized, executed and delivered by the Company in accordance with applicable law and (c) the Subscription Receipts have been duly executed and delivered against payment therefor in accordance with the provisions of the Subscription Receipt Agreement and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement (assuming the Securities issuable upon exercise of the Subscription Receipts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Subscription Receipts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.	With respect to Units, assuming that (a) any Common Shares that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraph 1 above, (b) any Warrants that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 2 above, (c) any Subscription Receipts that form a part of such Units constitute valid and binding obligations of the Company in accordance with their terms, as contemplated in numbered paragraph 3 above, and (d) when (i) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units (including the Securities which comprise such Units), the terms of the offering thereof and related matters, (ii) any applicable unit agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law (a “Unit Agreement”), and (iii) the Units or certificates representing the Units, as the case may be, have been delivered against payment therefor in accordance with the provisions of any applicable Unit Agreement or purchase or similar agreement approved by the Company and in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Units will be duly and validly created and issued.

Notwithstanding the foregoing, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Yours truly,

/s/ DuMoulin Black LLP
DuMoulin Black LLP